Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 21, 2021, Canada’s Island Garden Inc. (“FIGR East”), FIGR Norfolk Inc. (“FIGR Norfolk”) and FIGR Brands, Inc. (“FIGR Brands”; and together with FIGR East and FIGR Norfolk, the “Canadian Cannabis Subsidiaries”), which are indirect subsidiaries of Pyxus International, Inc. (the “Company”), applied for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (the “Court”) in Ontario, Canada (the “CCAA Proceeding”). On January 21, 2021 (the “Order Date”), upon application by the Canadian Cannabis Subsidiaries, the Court issued an order for creditor protection of the Canadian Cannabis Subsidiaries pursuant to the provisions of the CCAA and the appointment of FTI Consulting Canada Inc. to serve as the Court-appointed monitor of the Canadian Cannabis Subsidiaries during the pendency of the CCAA Proceeding (the “Monitor”).

The Canadian Cannabis Subsidiaries collectively operate businesses for the production and sale to retailers in Canada of cannabis products under licenses issued by Health Canada. The Canadian Cannabis Subsidiaries are the only subsidiaries of the Company engaged in such business.

As a result of the commencement of the CCAA Proceeding and the appointment of the Monitor, the Company has determined that, in accordance with U.S. generally accepted accounting principles, the Canadian Cannabis Subsidiaries will be deconsolidated from the Company’s financial statements as of the Order Date.

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the deconsolidation of the Canadian Cannabis Subsidiaries on prior periods. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the deconsolidation as if it occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the years ended March 31, 2020 and 2019 and for the six months ended September 30, 2020 give effect to the deconsolidation as if it had occurred on April 1, 2018.

On June 15, 2020, Old Holdco, Inc. (then named Pyxus International, Inc.) (“Old Pyxus”) and its then subsidiaries Alliance One International, LLC, Alliance One North America, LLC, Alliance One Specialty Products, LLC and GSP Properties, LLC (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to implement a prepackaged Chapter 11 plan of reorganization to effectuate a financial restructuring (the “Restructuring”) of Old Pyxus’ secured debt. On August 21, 2020, the Bankruptcy Court issued an order (the “Confirmation Order”) confirming the Amended Joint Prepackaged Chapter 11 Plan of Reorganization (the “Plan”) filed by the Debtors in the Chapter 11 Cases. On August 24, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms, and the Debtors emerged from the Chapter 11 Cases. In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and the Plan, Old Pyxus completed a series of transactions pursuant to which the business assets and operations of Old Pyxus were vested in a new Virginia corporation, Pyxus Holdings, Inc., which is an indirect subsidiary of the Company. Pursuant to the Confirmation Order and the Plan, at the effectiveness of the Plan all outstanding shares of common stock, and rights to acquire the common stock, of Old Pyxus were cancelled and the shares of common stock of the Company were delivered to certain creditors of Old Pyxus. As a result of these transactions, the Company is deemed to be the successor to Old Pyxus.

The Company applied Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 852 – Reorganizations (“ASC 852”) in preparing its condensed consolidated financial statements for the six-month period ended September 30, 2020. For periods subsequent to the Chapter 11 filing, ASC 852 requires distinguishing transactions associated with the reorganization separate from activities related to the ongoing operations of the business. Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under ASC 852, which resulted in the Company becoming a new entity for financial reporting purposes on the Effective Date. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020 (the “Fresh Start Reporting Date”). Due to the application of fresh start reporting, the pre-emergence and post-emergence periods are not comparable. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor and Successor periods in the Company’s condensed consolidated financial statements for periods spanning the Fresh Start Reporting Date. References to “Successor” relate to the Company’s results of operations after August 31, 2020. References to “Predecessor” relate to the Company’s results of operations on or before August 31, 2020.

The presentation of the pro forma condensed consolidated statement of operations for the six months ended September 30, 2020 presents combined historical results, prior to any pro forma adjustments, which combined results represent the sum of the reported amounts for the Predecessor period April 1, 2020 through August 31, 2020 combined with the Successor period from September 1, 2020 through September 30, 2020.

The unaudited pro forma condensed consolidated statements of operations are based on estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated statements of operations do not reflect certain material nonrecurring charges or credits that resulted from the deconsolidation and will be included in the Company’s income for periods following the deconsolidation. These items include direct cash expense for severance of approximately $2.7 million and non-cash impairment charges, which cannot yet be estimated.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the deconsolidation of the Canadian Cannabis Subsidiaries occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

Old Holdco, Inc. (formerly Pyxus International, Inc.) and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

	Year Ended March 31, 2019			Year Ended March 31, 2019
(in thousands)	(as reported)	Adjustments	Notes	(pro forma)
Sales and other operating revenues	$1,801,593	$(4,718)	(a)	$1,796,875
Cost of goods and services sold	1,550,779	(5,075)	(a)	1,545,704

Gross profit	250,814	357		251,171
Selling, general, and administrative expenses	172,831	(11,813)	(b)	161,018
Other income, net	14,217	321	(c)	14,538
Restructuring and asset impairment charges	4,946	—		4,946

Operating income	87,254	12,491		99,745
Interest expense	135,553	388	(d)	135,941
Interest income and debt retirement benefit	5,382	—		5,382
Income tax expense	37,840	342	(e)	38,182
Income from unconsolidated affiliates, net	9,589	—		9,589
Net (loss) income attributable to noncontrolling interest	(701)	(725)	(f)	24

Net loss (income) from continuing operations	70,467	(11,037)		59,430

(a)	This adjustment reflects the elimination of sales and other operating revenues and cost of goods and services sold of the Canadian Cannabis Subsidiaries.
(b)

This adjustment reflects the elimination of selling, general, and administrative expenses of the Canadian Cannabis Subsidiaries. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.

(c)	This adjustment reflects the elimination of other income, net from the deconsolidation of the Canadian Cannabis Subsidiaries.
(d)	This adjustment reflects the impact on interest expense from the deconsolidation of the Canadian Cannabis Subsidiaries.
(e)

This adjustment reflects the elimination of income tax expense of the Canadian Cannabis Subsidiaries. Not included in the pro forma results is the revision of the effective tax rate on the pro forma results.

(f)	This adjustment reflects the elimination of (loss) income from noncontrolling interests in the Canadian Cannabis Subsidiaries.

Old Holdco, Inc. (formerly Pyxus International, Inc.) and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

	Year Ended March 31, 2020			Year Ended March 31, 2020
(in thousands)	(as reported)	Adjustments	Notes	(pro forma)
Sales and other operating revenues	$1,527,261	$(5,189)	(a)	$1,522,072
Cost of goods and services sold	1,302,582	(5,299)	(a)	1,297,283

Gross profit	224,679	110		224,789
Selling, general, and administrative expenses	199,016	(32,536)	(b)	166,480
Other income, net	2,133	905		3,038
Restructuring and asset impairment charges	5,646	—		5,646
Goodwill impairment	33,759	—		33,759

Operating (loss) income	(11,609)	33,551		21,942
Interest expense	136,656	2,694	(c)	139,349
Interest income	3,850	5,380	(c)	9,230
Income tax expense	131,789	3,453	(d)	135,242
Income from unconsolidated affiliates, net	5,885	—		5,885
Net loss attributable to noncontrolling interests	5,658	1,890	(e)	3,768

Net loss from continuing operations	264,661	30,895		233,766

(a)	This adjustment reflects the elimination of sales and other operating revenues and cost of goods and services sold of the Canadian Cannabis Subsidiaries.
(b)

This adjustment reflects the elimination of selling, general, and administrative expenses of the Canadian Cannabis Subsidiaries. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.

(c)	This adjustment reflects the impact on interest expense and interest income from the deconsolidation of the Canadian Cannabis Subsidiaries.
(d)

This adjustment reflects the elimination of income tax expense of the Canadian Cannabis Subsidiaries. Not included in the pro forma results is the revision of the effective tax rate on the pro forma results.

(e)	This adjustment reflects the elimination of loss from noncontrolling interests in the Canadian Cannabis Subsidiaries.

Pyxus International, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

	Successor	Predecessor
	One Month Ended September 30, 2020	Five Months Ended August 31, 2020	Six Months Ended September 30, 2020			Six Months Ended September 30, 2020
(in thousands)	(as reported)	(as reported)	(combined)*	Adjustments	Notes	(pro forma)
Sales and other operating revenues	$117,834	$447,600	$565,434	$(3,126)	(a)	$562,308
Cost of goods and services sold	107,466	402,594	510,060	(5,560)	(a)	504,500

Gross profit	10,368	45,006	55,374	2,435		57,809
Selling, general, and administrative expenses	15,684	87,858	103,542	(9,477)	(b)	94,065
Other expense, net	1,933	539	2,472	2,193	(c)	279
Restructuring and asset impairment charges	1,217	566	1,783	—		1,783

Operating loss	8,466	43,957	52,423	14,105		38,318
Interest expense and debt retirement expense	8,203	46,616	55,647	1,293	(d)	56,940
Interest income	54	1,426	1,480	5,522	(d)	7,002
Reorganization items:
Fresh start reporting expenses		91,541	91,541	23,024	(e)	68,517
Other reorganization income		197,525	197,525	—		197,525
Income tax benefit (expense)	10,583	(292)	10,291	913	(f)	9,378
Income from unconsolidated affiliates, net	234	2,358	2,592	—		2,592
Net loss attributable to noncontrolling interest	485	962	1,447	1,050	(g)	397

Net income (loss) from continuing operations	(5,313)	19,037	13,724	39,394		53,118

*

The presentation of the unaudited condensed consolidated statement of operations for the six months ended September 30, 2020 presents combined historical results, prior to any pro forma adjustments, which combined results represent the sum of the reported amounts for the Predecessor period April 1, 2020 through August 31, 2020 combined with the Successor period from September 1, 2020 through September 30, 2020.

(a)	This adjustment reflects the elimination of sales and other operating revenues and cost of goods and services sold of the Canadian Cannabis Subsidiaries.
(b)

This adjustment reflects the elimination of selling, general, and administrative expenses of the Canadian Cannabis Subsidiaries. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.

(c)	This adjustment reflects the elimination of other expense, net from the deconsolidation of the Canadian Cannabis Subsidiaries.
(d)	This adjustment reflects the impact on interest expense and debt retirement expense, and interest income from the deconsolidation of the Canadian Cannabis Subsidiaries.
(e)

This adjustment reflects the elimination of fresh start reporting expenses of the Canadian Cannabis Subsidiaries. Not included in the pro forma results is the impact on other fresh start reporting expenses on the pro forma results.

(f)

This adjustment reflects the elimination of income tax benefit (expense) of the Canadian Cannabis Subsidiaries. Not included in the pro forma results is the revision of the effective tax rate on the pro forma results.

(g)	This adjustment reflects the elimination of loss from noncontrolling interests in the Canadian Cannabis Subsidiaries.

Pyxus International, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

	September 30, 2020			September 30, 2020
(in thousands)	(as reported)	Adjustments	Notes	(pro forma)
Cash, cash equivalents, and restricted cash	$148,836	$(959)	(b)	$147,877
Trade receivables, net	155,531	(332)	(b)	155,199
Notes receivable, related parties	—	137,752	(a)	137,752
Inventories, net	844,693	(14,352)	(b)	830,341
Other current assets	132,757	(2,885)	(b)	129,872

Total current assets	1,281,817	119,224		1,401,040
Investments in unconsolidated affiliates	67,859	(51,496)	(c)	16,363
Goodwill	54,876	(8,197)	(b)	46,679
Other intangible assets, net	66,024	(15,737)	(b)	50,287
Right-of-use assets	34,677	(328)	(b)	34,349
Property, plant, and equipment, net	173,177	(47,720)	(b)	125,457
Other noncurrent assets	59,869	—		59,869

Total assets	1,738,299	(4,255)		1,734,044

Notes payable to banks	457,916	—		457,916
Accounts payable	56,850	(2,156)	(b)	54,693
Accrued expenses and other current liabilities	155,283	(2,275)	(b)	153,008

Total current liabilities	670,049	(4,432)		665,617
Long-term debt	550,196	(332)	(b)	549,864
Pension, postretirement, and other long-term liabilities	129,021	(1,179)	(b)	127,842

Total liabilities	1,349,266	(5,942)		1,343,324
Common stock	391,402	—		391,402
Retained deficit	(5,313)	1,687	(d)	(3,626)
Accumulated other comprehensive loss	828	—		(828)
Noncontrolling interests	3,772	—		3,772

Total stockholders’ equity	389,033	1,687		390,720

Total liabilities and stockholders’ equity	1,738,299	(4,255)		1,734,044

(a)	This adjustment reflects the recognition of notes receivable, related parties from the Canadian Cannabis Subsidiaries.
(b)	This adjustment reflects the elimination of assets and liabilities attributable to the Canadian Cannabis Subsidiaries.
(c)	This adjustment reflects the impact to investments in unconsolidated affiliates attributable to the Canadian Cannabis Subsidiaries.
(d)	This adjustment reflects the elimination of retained earnings attributable to the Canadian Cannabis Subsidiaries.